                                                                   EXHIBIT 10.15


                              PURCHASE AGREEMENT

     This Purchase Agreement ("Agreement") is entered into as of September 12,
                               ---------
1996 by and between Lau Acquisition Corp., doing business under the assumed names of Lau Technologies and Viisage Technology, having a principal place of business located at 531 Main Street, Acton Massachusetts 01720. ("Viisage") and
                                                                  -------
Sanwa Business Credit Corporation, having a principal place of business located at One South Wacker Drive, Suite 3900, Chicago Illinois 60606 ("SBCC").
                                                                ----

     WHEREAS, Viisage is engaged in the development of digital imaging software, and the integration and provision, by sale, lease or otherwise, of digital imaging systems to Viisage's customers; and

     WHEREAS, Viisage may from time to time offer to sell and SBCC in its sole discretion may from time to time agree to buy certain Systems covered by leases, installment sale contracts and other chattel paper arising out of such business and the property covered thereby; and

     WHEREAS, SBCC and Viisage desire to set forth the terms and conditions under which such purchases and sales may be conducted;

     NOW THEREFORE, in consideration of the promises contained herein and for other valuable consideration received, SBCC and Viisage hereby agree as follows:

1.   PURCHASE.
     --------

     (a)  Offering.  Viisage may offer SBCC the right to purchase any Systems
          --------
which it places in service under Contracts, together with the Payments under the Contract and Assigned Rights, and SBCC may elect to purchase or decline to purchase any Systems, Payments and Assigned Rights so offered. If SBCC for any reason refuses to buy any System, Payments and Assigned Rights offered to SBCC within ten (10) days after the offer has been made, then Viisage may offer them to any other purchaser. The "Purchase Price" of any Systems, Payments and
                              --------------
Assigned Rights shall be determined as of the date of purchase according to the System Purchase Price methodology shown on Schedule A (as the same may be revised from time to time by mutually agreed upon written revisions). On the date of SBCC's purchase of a System, SBCC may first apply the Purchase Price to be paid by it against any payments Viisage is then required to make to SBCC and then SBCC will pay any remainder to Viisage in cash.

     (b)  Advance Credit Determinations.  Viisage may request that SBCC
          -----------------------------
determine credit acceptability for prospective Customers under prospective Contracts and SBCC may, in its sole discretion, evaluate such requests. Credit approvals will be valid for a period of six (6) months after the date when rendered unless a different time is specified in connection with the approval. Any credit approval will be subject to any terms specified by SBCC in connection with the approval. SBCC's credit approval for any prospective Customer will not constitute an approval or commitment with respect to any Contract terms, System, or with respect to the acceptability of

                                    1 of 30
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or purchase price to be paid for any System, Payments and Assigned Rights, and
SBCC's determination to ultimately purchase any System may be exercised or deferred by SBCC in its sole discretion.

     (c)   Advance Contract and System Determinations.  In connection with its
           ------------------------------------------
request for an advance credit approval of a proposed Customer under a Contract, Viisage may request that SBCC determine the acceptability of the System proposed to be offered to such Customer under a Contract and to SBCC for purchase, and the form of proposed Contract to be entered into with respect to the System. SBCC may, in its sole discretion, evaluate such requests and may, in addition to an advance credit determination, approve the form of Contract and System to be provided under the Contract. Any approval so rendered will be coterminous with the credit approval for the proposed transaction and will become ineffective upon termination of the credit approval. Contract and System approvals will be specific only to the exact form of Contract and the exact configuration of the System approved, and may be subject to other conditions specified by SBCC in connection with the approval and/or the payment of mutually agreed fees. SBCC's approval of any System will not constitute an approval or commitment with respect to any Contract or the credit of any proposed Customer. SBCC's approval of any Contract will not constitute an approval or commitment with respect to any System or the credit of any proposed Customer.

     (d)  Evaluation Information.  In connection with any request for a
          ----------------------
credit, Contract or System approval, Viisage will make a full, accurate and continuing disclosure to SBCC of all information and documents known to Viisage or in its possession which relate to the requested approval and/or the underlying transaction.

     (e)  Revocation of Approvals.  Credit, System and/or Contract approvals
          -----------------------
may be revokedat SBCC's sole and absolute discretion, and of no further effect if, after the date of approval, (i) a material change (as determined by SBCC in its sole discretion) is recognized in the Contract, System configuration or in the structure of the proposed transaction from that understood by SBCC at the time of approval, (ii) there has occurred an adverse change (as determined by SBCC in its sole discretion) in the creditworthiness of such Customer from that shown in the materials presented to SBCC in connection with its credit evaluation, (iii) any of the materials, information, statements and/or representations provided to SBCC in connection with its review or approval are false, misleading or incomplete; (iv) Viisage is in default of any of its obligations, covenants and agreements under this Agreement, any Assignment, or any other instrument document or agreement with SBCC, or any event has occurred which with the passage of time or giving of notice or both would constitute such an event of default; (v) Viisage or any other provider is in default under, or System performance or viability issues have been raised under similar System Contracts or installations with other of Viisage's customers; (vi) any default under the Contract (or any related support or maintenance agreement) has occurred, or any event has occurred which with the passage of time or giving of notice or both would constitute such a default, (vi) SBCC determines that both
(A) the approved Contract or approved System fails to satisfy each of the eligibility requirements which would be applicable thereto if the System were to be purchased under this Agreement and (B) such failure is unlikely to be cured or satisfied prior to expiration of the applicable approval period; (viii) any System components or technology or

                                    2 of 30
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Software will not, as of the proposed date of purchase, be current generation, warranted-as-new, latest production or release versions of products offered by the manufacturers or developers thereof, unless otherwise agreed by SBCC; (ix) there has occurred an adverse change (as determined by SBCC in its sole discretion) in the business or financial condition of Viisage; or (x) any condition specific to the approval is not satisfied.

     (f)  Conditions.  SBCC's purchase of any System subject to one or more
          ----------
approvals under this Section shall be subject to all of the following conditions being satisfied on the date of purchase:

          (i) the creditworthiness of the Customer, the acceptability of the Contract and related documents, and the offered System are as required by the approval (which must be current and in effect on the purchase date) or otherwise acceptable to SBCC in its sole discretion; and

          (ii)   SBCC receives the following documents:

                 (A)  an Assignment of the Contract;
                 (B)  the Contract;
                 (C) financing statements (or copies of filed financing statements) and other documents necessary or reasonably desirable to perfect or evidence SBCC's, the lessor's, or vendor's rights in the Equipment covered by the Contract;
                 (D) evidence of the delivery and acceptance of the System or of the satisfaction of all conditions required of the provider(s), and of Viisage's payment for components provided by other parties;

                 (E) complete copies of all contracts pertaining to the maintenance and service of the System;
                 (F)  evidence of insurance for the System;
                 (G) evidence of the payment of applicable taxes with respect to the System and Contract;
                 (H) evidence of the due authorization and execution of the Contract by the parties thereto and of the validity and enforceability thereof;
                 (I) an executed notice of assignment as provided under Section 2; and
                 (J) such other instruments, documents and agreements as SBCC has required in connection with any approval and /or as SBCC may reasonably require in its sole discretion.

     (g)  General.  Approvals will not be effective unless in writing and signed
          -------
by SBCC. Neither SBCC's rendering of an approval, nor purchase of any System, nor knowledge of any unsatisfied conditions, representations or warranties with respect to a Contract will constitute a waiver of any of the representations, warranties, conditions or rights provided under this agreement or any applicable Assignment with respect to the Contract.

2.   ASSIGNMENT OF SYSTEMS, PAYMENTS AND ASSIGNED RIGHTS.
     ---------------------------------------------------

                                    3 of 30

     (a)  Assignment.  At the time of SBCC's purchase of a System, Payments and
          ----------
Assigned Rights, Viisage will:

          (i) transfer, sell and assign to SBCC all of such System and all accessions, accessories, parts, additions and attachments attached thereto or used in connection therewith (to the extent that the same are not removable without affecting the capacity, specifications, performance or configuration of the System), and all replacements and substitutions thereof or therefor, provided that for Systems which have not been fully
                          -------------
     developed or installed and for which interim purchase price payments are to be made under Section 2(d), the foregoing condition need be satisfied only at the time the final purchase price payment is made, and that at the time of SBCC's interim payments, Viisage shall transfer such interest in the System as it then may have; and

          (ii) assign to SBCC all of Viisage's right, title and interest in, to the Payments with respect to the System and under any related Contract thereunder, and all related Customer Guaranties, and

          (iii) assign to SBCC all of Viisage's right, title and interest in, to and under all Assigned Rights with respect to the System.

all by executing such form of bill of sale and assignment (an "Assignment") in
                                                               ----------
the Form of Exhibit A  hereto or such other form as shall be acceptable to SBCC.

     (b)  Security Interest.  As security for all of its obligations to SBCC
          -----------------
under this Agreement Viisage hereby grants or assigns to SBCC a Security interest in all of the following, whether now or in the future owned by Viisage:

          (i) all Systems purchased by SBCC and all Payments, Customer Guaranties and Assigned Rights related to such Systems;

          (ii) subject to Section 2(c) of this Agreement, all rights, whether against the Customer or any licensor, developer or servicer, and whether construed as accounts, general intangibles, contract rights or otherwise, to use and re-license the use of the Software to a user of the Systems or components thereof, together with the rights of enforcement against any user in the event of a breach or violation of the related Contract; and all proceeds of any of the foregoing.

          (iii) all additions, parts, accessions or attachments (to the extent that the same are not removable without affecting the capacity, specifications, performance or configuration of the Systems) and all replacements, substitutions to or for such property; and

          (iv)   all proceeds of any of the foregoing.

                                    4 of 30

     (c)    Special Limitations on Assignments of Software.  Notwithstanding any
            ----------------------------------------------
other provision of this Agreement, an Assignment of or security interest granted in any Software or technology will not be construed as a conveyance of any
                                   ---
ownership in or proprietary rights in any Software, patents, copyrights, or intellectual property except (i) the right to receive payments (whether license
                      ------
payments or otherwise, and whether due from the original Customer or otherwise) with respect to the Software and technology components of purchased Systems,
(ii) all rights (whether deemed contract rights, accounts, general intangibles or otherwise) with respect to such payments, whether arising under the applicable Contract or otherwise, including the rights of enforcement and remedies, and (iii) a right to re-license or compel the relicensing of such Software, and transfer the use of such technology, at no additional cost, to any user(s) of the Equipment components of the Systems. SBCC's rights in Software will not extend to any copies of Software which are not used or to be used in connection with the purchased Systems.

     (d)    Interim Purchase Price Payments.  Viisage and SBCC may mutually
            -------------------------------
agree to provide for interim conditional payments of the Purchase Price for Systems which are to be implemented over a period of time not exceeding twelve
(12) months. In order to effect interim payments, the following conditions must be satisfied:

     (i) Viisage and a Customer shall have irrevocably entered into a Contract which provides for the development, delivery and installation of a System by Viisage for the Customer and satisfies all provisions of this Agreement (save for such development, delivery, installation and/or acceptance of the System);

     (ii) The Contract provides that the Customer will become bound to the entire Contract for its entire term (subject only [i] to appropriation of fiscal funds, in the case of any Customer which is a governmental body and [ii] to termination of the Contract in the event of a material, uncured and continuing default of performance obligations by Viisage) upon Viisage's completion of installation and delivery benchmarks on or before a specified date;

     (iii) Viisage has provided SBCC with a schedule of installation or delivery dates, or other benchmarks for System components and deliverables to be provided by Viisage and its projected direct System costs and months in which such costs are to be incurred, and Viisage and SBCC have mutually agreed upon a schedule of dates and amounts for SBCC's interim payment and final payment of the Purchase Price;

     (iv) The System, Payments, Assigned Rights and Customer Guarantees shall have been assigned from Viisage to SBCC;

     (v) This Agreement is in full force and effect and has not expired, or been terminated or revoked (or if it has expired or terminated, the commitment to purchase such System remains in effect);

     (vi) All of the requirements of this Agreement which must be true or be performed as of the date of SBCC's purchase with respect to the Contract, System, Payments,

                                    5 of 30

     Equipment, Assigned Rights and Customer, including but not limited to the eligibility requirements set forth in Section 4, shall be satisfied, excepting only those requirements which relate to Viisage's scheduled development, delivery and installation of the System and the Customer's acceptance of the System;

     (vii) Viisage is not in default of any of its obligations, duties or agreements under this Agreement, any Assignment, or any other instrument document or agreement with SBCC, nor has any event occurred which with the passage of time or giving of notice or both would constitute such an event of default, nor is Viisage or any other provider in default under, nor have System performance or viability issues been raised under, similar System Contracts or installations with other of Viisage's customers;

     (viii) There has been no default, nor event which with the passage of time or giving of notice or both would constitute a default under the Contract, by any party to the applicable Contract; and

     (ix) Any additional conditions or requirements agreed upon in writing by SBCC and Viisage have been satisfied.

SBCC will make payment of scheduled interim Purchase Price payments at the times and in the amounts provided under clause (iii) above (but only to the extent of Viisage's costs therefor) upon Viisage's request for payment, accompanied by its certification of invoices, checks and other evidence that Viisage has actually incurred such costs and its certification that Viisage has performed and satisfied each of the Contract's benchmarks and conditions to be performed as of the date of the interim payment request.

     (e) Closing Out Interim Purchase Price Arrangements. If, on or before the date for final payment of the Purchase Price (under Section 2(d)(iii) above), (i) all of the conditions described under Section 2(d) with respect to the purchase have been and continue to be satisfied, and (ii) all acceptances and conditions required to cause the Contract and the Payments provided thereunder to become unconditional, fully satisfied obligations of the Customer have been satisfied, then SBCC will remit the balance of the Purchase Price to
                     ----
Viisage and the Assignment will become unconditionally effective. If any of the conditions specified under Section 2(d) are not satisfied on the scheduled date for an interim Purchase Price advance or cease to be fully satisfied after an interim Purchase Price advance has been paid, or any of the conditions specified in the preceding sentence are not satisfied as of the date for final payment of the Purchase Price, then SBCC's remaining obligation to purchase the System,
                    ----
Payments and Assigned Rights shall become void and of no further effect, and Viisage will immediately make payment to SBCC of the amount of any interim Purchase Price advances made by SBCC, plus interest thereon from the date of the advance to the date of payment at a rate equal to the Prime Rate, and, upon SBCC's receipt of such payment, the remaining provisions of the Assignment will be canceled and of no further effect.

                                    6 of 30

     (f)  No Assumption by SBCC.  SBCC shall not be deemed to have assumed any
          ---------------------
of Viisage's, or any lessor's, developer's, licensor's or vendor's, obligations under any Contract or with respect to any Systems.

     (g)  Use of Purchased Systems.  SBCC acknowledges that the Systems to be
          ------------------------
purchased under this Agreement will be subject to Contracts under which the Customers will have rights to use and enjoy the Systems. SBCC agrees that, absent a default under the Contract or related documents by the Customer, and so long as the Contract remains in effect, SBCC will not interfere with the Customers' use and enjoyment of the Systems.

3.   REPRESENTATIONS AND WARRANTIES.
     ------------------------------

     Viisage hereby represents and warrants (each representation and warranty shall be considered as having been made concurrently with each purchase made pursuant to this Agreement as an inducement to SBCC to make such purchase) that:

     (a)  Organized and Existing.  Viisage is a corporation duly organized,
          ----------------------
validly existing and in good standing under the laws of Massachusetts, and Viisage is duly qualified and in good standing as a foreign corporation authorized to do business in each state or jurisdiction where such qualification is necessary.

     (b)  Due Authorization; No Conflict.  Viisage is duly authorized to execute
          ------------------------------
and deliver this Agreement, and is and will (as long as this Agreement is in effect and thereafter until no further payment or performance obligations are owed to SBCC under this Agreement or any Assignment) continue to be, duly authorized to perform all of its obligations under this Agreement and under each instrument and document delivered in connection with this Agreement. Viisage's execution, delivery and performance of this Agreement does not and will not conflict with any law, rule or regulation, Viisage's charter or by-laws, or any agreement or court or administrative order, judgment or decree.

     (c)  Financial Information.  Viisage has delivered to SBCC copies of
          ---------------------
Viisage's most recent quarterly and annual financial statements, in the form required by Section 5(a).

     (d)  Principal Place of Business.  Unless and until changed in accordance
          ---------------------------
with Section 5(g), Viisage's chief executive office and principal place of business is located at the address set forth on the first page of this Agreement.

4.   ELIGIBILITY REQUIREMENTS.
     ------------------------

     All of the following conditions must be true, correct and satisfied with respect to each System purchased under this Agreement, the Payments with respect to the System and the related Contract and Assigned Rights, and if such conditions thereafter shall cease to be true with respect to such System, then the provisions of Section 9 shall apply to such System. The satisfaction or failure of satisfaction of the any of the following conditions will be determined independently of, and without regard to, whether or not a Credit Default has occurred.

                                    7 of 30

     (a)  Assignable Original; Related Agreements.  Viisage has delivered to
          ---------------------------------------
SBCC all assignable originals of the Contract, together with true and accurate copies of all agreements (including third party Services agreements) entered into in connection with the Contract.

     (b)  Accurate Description of System, Services and Payments; Acceptance.
          -----------------------------------------------------------------
Except as otherwise contemplated under Section 2(d) or 2(e), the Contract accurately describes the System covered by, the Payments due under, and the Services to be rendered in connection with, the purchased System, the System complies with the requirements of the Contract and has been delivered to and unqualifiedly accepted by the Customer thereunder, or, if acceptance is not required by the Contract, all performance conditions necessary to cause the Contract to become fixed and unconditional against the Customer have been satisfied; all Services required or to be rendered in connection with a Contract or any System have been and will be timely and fully provided and unqualifiedly accepted by the Customer, or, if acceptance is not required by the Contract, received by the Customer without objection.

     (c)  No Default.  At the time of SBCC's purchase, no default or event which
          ----------
with the passage of time or giving of notice or both would become a default under the terms of the Contract existed, and Viisage had no knowledge of any fact that might impair the Contract's or Assigned Rights' validity.

     (d)  No Prepayments.  At the time of SBCC's purchase, no amounts have been
          --------------
prepaid on the Contract except advance payments required by the Contract.

     (e)  No Setoffs; Non-cancellable.  No setoffs, counterclaims or defenses
          ---------------------------
exist to any claims against or obligations of any Customer under the Contract or any related Customer Guaranty; the Contract has not been canceled or terminated by any Customer; and, if the Contract is one under which the Customer is a governmental entity, the Contract will not be canceled, terminated or permitted to lapse or expire due to non-renewal prior to the original projected term of the Contract or the term of any renewal or extension in effect, regardless of whether such cancellation, termination or non-renewal is permitted by the Contract, any related agreement, or by applicable law or regulation.

     (f)  Valid, Binding, Enforceable.  The Contract and each related Customer
          ---------------------------
Guaranty are genuine, valid, binding and enforceable in accordance with their terms.

     (g)  Complies with Laws.  The Contract and the System and Services covered
          ------------------
by the Contract comply with all applicable laws and regulations.

     (h)  Title; Liens; Right to License Software; Perfection.  Viisage has
          ---------------------------------------------------
conveyed to SBCC good title to the System, Payments, Assigned Rights and Customer Guaranties and all proceeds thereof, free and clear of any lien, claim or security interest excepting tax liens for which Viisage has fully reserved payment and which Viisage is contesting in good faith and by appropriate proceedings; Viisage will not convey to any other party (besides the Customer) any interest in any related System, Contract, Payments, Assigned Rights or Customer Guaranties, or

                                    8 of 30
any proceeds thereof; and at the time of purchase, Viisage has taken, at its expense, all steps necessary or deemed by SBCC to be desirable to perfect SBCC's security interest or other interest in the System, Payments, Assigned Rights and Customer Guaranties. Viisage has an unimpaired fully paid right to perpetually license the related Software to any user of the Equipment components of the System, subject only to the interest, if any, of the developer or third-party licensor of the Software to whom or which all license fees and/or royalties have been and will be paid by Viisage when due.

     (i)  No Impairment of Rights or Value.  Viisage has not done anything that
          --------------------------------
might impair the value of the System, Contract, Payments, Assigned Rights any related Customer Guaranty, or any of SBCC's rights thereunder.

     (j)  No Amendments.  Neither the Contract nor any related Customer Guaranty
          -------------
has been, or will be, altered, modified, changed or amended without SBCC's prior written consent, which consent will not be unreasonably withheld if the amendment does not modify the Payments or rights of enforcement under the Contract, or release any party under or security for the Contract, or provide for a modification of the System under the Contract. If Viisage requests SBCC's consent to any proposed amendment, SBCC will be deemed to have consented to the amendment if SBCC has not denied consent within five (5) business days from its receipt of Viisage's written request therefor.

     (k)  Insurance.  Viisage will maintain or cause the Customer to maintain
          ---------
insurance with respect to the Equipment components of the System and otherwise to such extent and against such risks, hazards and liabilities as is commonly maintained by companies similarly situated (provided, however, that in no event shall the amount of insurance which is required to be maintained against damage to or loss of any System or component thereof be less than the Termination Amount thereof).

     (l)  Taxes.  All taxes, assessments, fines, fees and other liabilities
          -----
relating to the Contract, the Payments due under the Contract, the related System and Services; and any related Customer Guaranty have been paid when due, and all related filings have been timely made.

     (m)  Service Agreements.  Viisage has provided full and complete copies of,
          ------------------
and obtained SBCC's concurrence (which may be given or withheld by SBCC in its sole discretion) with any contract or agreement under which third parties are to perform or be responsible for any Services to be rendered in connection with the Contract or System. SBCC will be deemed to have concurred with any such contract or agreement if it has not noted its disapproval within ten (10) days after receipt thereof.

5.   DUTIES.
     ------

     Until the termination of this Agreement and for as long as any Payments or Assigned Rights purchased under this Agreement have not been fully paid or satisfied, or any System or component thereof is owned by SBCC and has not been abandoned, Viisage will:

                                    9 of 30

     (a)  Financial Information.  Furnish to SBCC:
          ---------------------

          (i) as soon as available, but not later than sixty (60) days after the end of each quarter (except the last) of each fiscal year, quarterly unaudited financial statements concerning Viisage's business, prepared in accordance with generally accepted accounting principles and applicable Securities and Exchange Commission rules and regulations, applied on a basis consistent with that of the preceding fiscal quarter, presenting fairly its financial condition as at the end of that quarter and containing such data as may be requested by SBCC, and certified as true and correct by its Chief Financial Officer;

          (ii) as soon as available, but not later than one hundred-five (105) days after the end of each fiscal year, a copy of Viisage's annual audit report for that year, prepared in conformity with generally accepted accounting principles and applicable Securities and Exchange Commission rules and regulations, applied on a basis consistent with that of the preceding fiscal year and presenting fairly its financial condition as at the end of that fiscal year and the results of its operations for the twelve (l2) month period then ended and signed by independent certified public accountants of recognized standing or otherwise satisfactory to SBCC; and

          (iii) any other information as SBCC may reasonably request from time to time.

     (b)  Notice of Adverse Events.  Notify SBCC promptly upon Viisage's
          ------------------------
learning of:

          (i)    any change in the name of any Customer;

          (ii) the default or violation by any Customer under any Contract or other related document;

          (iii) any adverse credit information, which Viisage may acquire or have knowledge of, with respect to any Customer under any Contract;

          (iv) the occurrence of any Termination Event or event which, with the passage of time or with notice or both would become a Termination Event.

     (c)  Books and Records.  Permit SBCC reasonable access, upon reasonable
          -----------------
notice and during normal business hours, to Viisage's books and records as they relate to Systems, Payments, Assigned Rights or Customer Guaranties purchased by SBCC, or any related Contracts.

     (d)  Continuity of Business.  Subject to Section 13(f), not (i) cease to
          ----------------------
engage in substantially the same line of business in which Viisage is engaged on the date of this Agreement, (ii) cease to engage in the provision of Systems and related Services, or (iii) sell, transfer or convey a substantial part of Viisage's assets, or effect or be a party to any merger or consolidation if the effect thereof, determined by SBCC in its sole discretion, would adversely affect any of SBCC's rights under this Agreement, any Assignment or in any property or rights covered by an

                                   10 of 30

Assignment, or adversely affect Viisage's ability to perform or satisfy any of its duties and obligations under this Agreement, any Assignment, or any Contract.

     (e)  Defaults Under Loan Agreements.  Not default under that certain Fourth
          ------------------------------
Amended and Restated Loan and Conditional Security Agreement between Lau Acquisition Corporation and the First National Bank of Boston, N.A., or any related document or agreement, or under any other primary working capital credit agreement or arrangement hereafter substituted by Viisage therefor, with the result that any indebtedness with respect to such agreement shall have been declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or waived before SBCC has acted upon such a default as a Termination Event or condition for repurchase of a System under Section 9 of this Agreement.

     (f)  Performance of Obligations Under Contracts.  Perform or cause any
          ------------------------------------------
supplier, vendor or developer of System components or Services to perform all of Viisage's or any such supplier's, vendor's or developer's obligations arising by contract or imposed by applicable law, rule or regulation with respect to the Contracts and the related Systems.

     (g)  Changed Locations. Notify SBCC at least ten (10) days prior to:
          -----------------

          (i) Viisage's changing the location of its principal place of business or chief executive office; or

          (ii) Viisage's opening or closing any places of business in any jurisdictions where such openings or closings might affect the place where a UCC financing statement or similar document would need to be filed in order to perfect or protect SBCC's security interest or other interest in any Systems, Payments or Assigned Rights.

     (h)  Further Assurances.  From time to time execute and deliver such
          ------------------
further documents and take such actions as SBCC may reasonably request in order to fully effect the purposes of this Agreement and to protect SBCC's interest in the Systems, Payments and Assigned Rights.

     (i)  Qualification to Do Business.  Subject to Section 13(f), maintain in
          ----------------------------
full effect its corporate existence and qualification, in each state or jurisdiction where the failure to do so would have an adverse effect upon Viisage's rights under this Agreement, any Assignment, any Contract, or with respect to any Systems, Payments or Assigned Rights, to conduct business under Viisage's name, the names Lau Technologies and Viisage Technologies, and any other name under which Viisage conducts business.

6.   AGREEMENT TO INDEMNIFY.
     ----------------------

     (a)  Scope of Indemnity.  Viisage agrees to indemnify and save SBCC
          ------------------
harmless of, from and against any losses, damages, penalties, forfeitures, claims, costs, expenses (including court costs and reasonable attorneys' fees) or liabilities, excepting those arising solely out of SBCC's gross negligence or willful misconduct, which may at any time be brought, incurred,

                                   11 of 30
assessed or adjudged against SBCC, related to or arising from the purchased Systems, the related Contracts and Services, or any breach by Viisage of any of its representations, warranties, duties or other obligations or agreements contained in this Agreement, any Assignment or any other agreement with SBCC.

     (b)  Indemnity Notification.  SBCC and Viisage will each give the other
          ----------------------
notice of any event or condition that requires indemnification by Viisage, or any allegation that such event or condition exists, promptly upon obtaining knowledge thereof.

     (c)  Control of Proceedings.  If Viisage is otherwise in compliance with
          ----------------------
the terms of this Agreement, Viisage shall be subrogated to SBCC's rights with respect to such event or condition and shall have the right to control, and determine the settlement of claims upon related litigation, so long as Viisage does not impose any liability upon SBCC without SBCC's consent (acting in SBCC's sole discretion).

     (d)  Survival of Indemnity Obligations.  All of the indemnities and
          ---------------------------------
agreements contained in this Section shall survive and continue in full force and effect notwithstanding termination of this Agreement or of any Contract.

7.   ADMINISTRATION AND COLLECTIONS.
     ------------------------------

     (a)  Generally.  Viisage agrees to collect Payments and to administer the
          ---------
Contracts generally. Viisage will undertake such collections and administration as an independent contractor and not as SBCC's agent, and in connection therewith will, at Viisage's sole cost and expense, diligently monitor and verify the amount of usage under Per-Use Contracts, and perform all billing and collecting for amounts due and to become due with respect to such Contracts. Viisage will bill Customers and perform such administration in accordance with its standard procedures.

     (b)  Billings; Remittances.  Subject to Section 2(d), Viisage shall render
          ---------------------
billings to Customers such that rental, license or usage Payments for any month during the term of a Contract for a System purchased hereunder will be due not later than thirty (30) days after the end of such month. Within ten (10) days after its receipt of any Payment under a Contract or otherwise with respect to a System purchased hereunder, Visage will remit to SBCC (but only to the extent of such Payment) the total of unpaid Remittance Amounts for such System for the month in which paid and for any prior month(s). If Viisage has not received and remitted the full Remittance Amount to SBCC for each of the first three (3) respective months in any Contract's term, Viisage shall, within thirty (30) days after the end of each such month and regardless of whether corresponding Payments have been received from the Customer, make payment to SBCC of the unpaid Remittance Amount for such System for such month. Viisage shall be entitled to receive back the amount of any such forced payments made to SBCC upon a Credit Default under the Contract, together with interest thereon at the Prime Rate. All payments made to SBCC shall, unless otherwise specified by SBCC in writing, be made to SBCC by wire transfer to SBCC's account at Harris Trust and Savings Bank, ABA Number 071000288, Account Number 4016895.

                                   12 of 30

     (c)  Viisage's Recovery of Remittance Amounts. Viisage may, unless SBCC has
          ----------------------------------------
terminated Viisage's authority to collect for Payments under Section 7(f), or unless a breach has occurred under this Agreement or any Assignment, retain the excess by which Payments (excepting prepayments) received by Viisage exceed the Remittance Amounts attributed to the purchased Systems through such period. If SBCC has terminated Viisage's authority to bill and collect for Payments under
Section 7(f) or if a breach under this Agreement or any Assignment has occurred, then SBCC shall receive and may retain all Payments with respect to all Systems which are subject to the Termination Event. To the extent that any such Payments retained by SBCC exceed the Remittance Amounts then due with respect to the Systems to which they relate, SBCC shall apply any such excess Payments first against the Termination Amount with respect to the System in the inverse order of maturity until the Termination Amount is zero, and second, against the Termination Amount(s) (in inverse order of maturity) of any other System(s) then subject to a Termination Event, with any remaining excess to Viisage. If a Termination Event is remedied after SBCC has terminated Viisage's authority to bill and collect for Payments, and SBCC has elected to continue billing and collecting for Payments, SBCC may, in its sole discretion, remit back to Viisage the amount of excess Payments collected.

     (d)  Collection Reports.  So long as Viisage shall administer Payments
          ------------------
purchased by SBCC, Viisage shall maintain books and records pertaining to all related Contracts and provide SBCC with summaries of monthly billings to the Customer involved and summaries of the Payments due under and Payments received under such Contracts, of the usage (compared to the number of usage units projected for such period under the Contract) and payment amounts under each Per-Use Contract, and, as requested by SBCC, other source information from which the aforementioned summaries are prepared. Such reports shall be provided to SBCC on or before the twentieth (20th) calendar day of each month.

     (e)  Taxes.  Viisage will make or cause the Customer to make all filings in
          -----
respect of, and file or cause the Customer to file for and remit payments received on account of, any and all personal property taxes, license, permit and registration fees, sales, use, excise, or similar taxes, together with any penalties or interest in connection therewith, now or hereafter imposed by any state, Federal or other government or agency on any Contract, System, Assigned Rights, Services or Payment covered under this Agreement, whether the same shall be payable by or billed or assessed to the Customer, Viisage or SBCC.

     (f)  Termination of Billing and Collections.  SBCC may terminate Viisage's
          --------------------------------------
authority to bill, collect and administer under this Section 7 as to any or all System Contracts upon the occurrence of a Termination Event, provided that if the Termination Event results solely out of a default by a Customer under a Contract, then SBCC may terminate such authority only with respect to the affected System. If Viisage's authority is terminated by SBCC, SBCC may deliver to the applicable Customers the notices delivered to SBCC or prepared by SBCC pursuant to this Agreement and bill for and collect all amounts payable under the applicable Contracts or with respect to any related Systems. If, despite a termination of Viisage's authority under this Section 7(f), Viisage subsequently receives any Payment, Viisage agrees to immediately forward the Payment to SBCC in kind, and until such Payment is forwarded to SBCC, to hold the Payment in trust for SBCC. If SBCC has terminated Viisage's billing and collection authority under this

                                   13 of 30

Section, Viisage shall not interfere or attempt to interfere with the issuance of notices with respect to, or the billing and collection of sums due under the applicable Contracts or with respect to any related Systems. Furthermore, following termination of Viisage's authority to bill and collect, Viisage agrees to cooperate and assist SBCC in efforts with respect to billing and collection. SBCC's right to send notices and bill and collect for Payments and other amounts shall be specifically enforceable by SBCC.

     (g)  Notice Letters and Billing Information; Contacts with Customers.
          ---------------------------------------------------------------
Viisage agrees to provide to each applicable Customer, at the time of SBCC's purchase of a System, an original notice in the form of Exhibit B hereto. Upon the occurrence of a Termination Event, Viisage irrevocably authorizes SBCC, in connection with any notification of Customers as provided in this Section 7, to deliver the same as an original to each Customer to whom notice under this Section may be given.

     (h)  Power of Attorney.  For as long as any amounts are owing to SBCC under
          -----------------
this or any related agreements, Viisage hereby irrevocably constitutes and appoints SBCC as Viisage's true and lawful attorney with respect to any System for which a Termination Event has occurred, with full power of substitution, for Viisage and in Viisage's name, place and stead, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all Payments and other sums due with respect to such Systems under Section 7(f), and to endorse, in writing or by stamp, Viisage's name or otherwise on all checks, collections, receipts or instruments given in payment or part payment thereof.

     (i)  SBCC's Discretion.  Upon the occurrence of a Termination Event and
          -----------------
SBCC's subsequent undertaking to bill and collect for Payments, SBCC may, in accordance with its ordinary practices and procedures, take or forego whatever action with respect to the collection of such Payments and receipt of such funds as SBCC, in its sole discretion, shall deem proper. In addition thereto, SBCC or its designees may take such actions as SBCC deems appropriate to provide ongoing verification of usage under Per-Use Contracts and to satisfy any conditions and/or perform any obligations which may be required in order to recognize Payments under and/or give effect to such Contract. Regardless of any such action SBCC may take or forego, the provisions of this Agreement which govern repurchase will remain in force and shall be unaffected by any such action or failure to act on SBCC's part.

     (j)  Reimbursement of Collection Expenses.  If SBCC has terminated
          ------------------------------------
Viisage's authority to bill, collect and administer for Payments under Section 7(f), SBCC will be entitled to receive and retain out of collected amounts any out-of-pocket expenses and costs which have been reasonably incurred in connection with SBCC's billing and collection of, performance of administrative functions with respect to, and verification of usage under any related Contracts. Viisage will not have any direct liability for such costs and expenses incurred by SBCC.

     (k)  Post Termination Repurchases.  Viisage will have the right, within
          ----------------------------
sixty (60) days after SBCC's termination of authority to collect and administer any Contract, to repurchase the related System and Payments for cash for a price equal to the then applicable Termination Amount of the System. Such repurchases may be made pursuant to Section 9A with respect to

                                   14 of 30
terminations based upon the occurence of a Credit Default. After SBCC receives the Termination Amount for any repurchased System, SBCC will reassign to Viisage all of its right, title and interest in the repurchased System and any Payments due thereunder without representations or warranties by SBCC of any kind whatsoever, except that SBCC shall represent and warrant that it has not granted or conveyed any interest therein to any third party (other than interests that have been fully and finally released). The existence of such a right on Viisage's part will not (until the right is exercised) impair, limit or effect SBCC's authority to conduct collections and administration as provided above.

8.   PREPAYMENTS.
     -----------

     Viisage has no right to repurchase any System or prepay any Contract, whether in whole or in part. If a Contract covering a System purchased by SBCC is prepaid in full for any reason, SBCC shall be entitled to receive, in connection with the prepayment, an amount equal to the Termination Amount with respect to the System.

9.   REPURCHASE.
     ----------

     (a)  Ineligible Systems, Payments or Contracts.  If any of the conditions
          -----------------------------------------
specified in Section 4 shall not be or shall cease to be true, correct or satisfied, SBCC may request or demand that Viisage repurchase the related or affected System and Payments. If any such condition remains untrue, incorrect or unsatisfied for sixty (60) days after SBCC's written request or demand, then Viisage will immediately after expiration of the sixty (60) day period, repurchase the System and Payments for cash for a price equal to the then applicable Termination Amount of the related System.

     (b)  Repurchase of All Systems and Payments.  Upon any breach of Viisage's
          --------------------------------------
duties or agreements in this Agreement (other than any duty set forth in Section 5(d) or 5(e)) and the continuation of such breach for sixty (60) days after written notice from SBCC, or upon a breach of any duty set forth in Section 5(d) or 5(e), Viisage will immediately repurchase all Systems and Payments for cash for a price equal to the total of then applicable Termination Amounts of all such Systems.

     (c)  Per-Use Payment Shortfall.  If the Payments actually due under any
          -------------------------
Per-Use Contract over any three (3) consecutive-month period are less in the aggregate than the total of Remittance Amounts for the such period and no Credit Default exists (other than a Credit Default existing solely because the Customer has failed or refused to make payments, and not in connection with any other Credit Default), and upon SBCC's written request to do so, Viisage will repurchase the related System and Payments for cash for a price equal to the then applicable Termination Amount.

     (d)  Reassignment by SBCC.  After SBCC receives the Termination Amount for
          --------------------
any repurchased System, SBCC will reassign to Viisage all of its right, title and interest in the repurchased System and any Payments due thereunder without representations or warranties by SBCC of any kind whatsoever, except that SBCC shall represent and warrant that it has not

                                   15 of 30
granted or conveyed any interest therein to any third party (other than interests that have been fully and finally released).

9A.  Term Repurchases'
     ----------------

     (a) Request for Term Repurchase.  Upon written request to SBCC within the
         ---------------------------
time provided for the repurchase of a  System and Payments under Section   9(a)
or 9(c), as applicable, Viisage may elect to discharge its repurchase payment obligations under Section 9(a) or 9(c) over a period of time by making periodic payments not greater than the related Remittance Amounts to SBCC over a term not less than the projected term of the related Contract. Unless a different amount or term are agreed to in writing by SBCC and Viisage, the periodic payment amount and term for repayment will be equal to the unpaid Remittance Amounts and remaining term of the Contract. Any difference between the unpaid Termination Amount due for the repurchase and the present value of the periodic payments (determined using the Discount Rate used to originally determine the Purchase Price for the System) must be paid at the time the first deferred payment is due.

     (b) Retained Security Interest. SBCC will retain a security interest in the
         --------------------------
Systems, Payments, Assigned Rights, and Customer Guaranties which are repurchased by payments under this Section 9A and in all proceeds thereof. Said security interest will be automatically released and of no further effect upon final payment of all deferred payments with respect to the repurchased System, Assigned Rights and Customer Guaranties.

     (c) Conditions for Deferred Repurchase; Deferral Effective Only While
         -----------------------------------------------------------------
Conditions are Satisfied.  Viisage's right to defer its repurchase payments
------------------------
under this Section 9A will be effective and may be exercised only if each of the following conditions is and remains fully satisfied. In the event that any of the following conditions is not satisfied or at any time ceases to be satisfied, Viisage will not be able to exercise any right to defer payment of its repurchase obligations under Section 9 and the full unpaid amount of all
                                       ---
repurchase obligations deferred under this Section 9A will immediately become due and be payable to SBCC without further notice or demand. These conditions are as follows:

     (i)   Viisage's Debt to Worth Ratio shall equal or be less than 3 to 1;

     (ii)  Viisage's Debt Service Coverage Ratio shall equal or exceed 1.5 to 1;

     (iii) Viisage's EBITDA to Interest Ratio shall equal or exceed 2.5 to 1;

     (iv)  Viisage's EBITDA to Funded Debt Ratio shall equal or exceed 0.20 to
     1;

     (v)   Viisage's Interest Coverage Ratio shall equal or exceed 1.5 to 1;

     (vi) Viisage is not in default of any of its obligations, covenants and agreements under this Agreement, any Assignment, or any other instrument document or agreement with

                                   16 of 30

     SBCC, nor has any event occurred which with the passage of time or giving of notice or both would constitute such an event of default.

     (d) Prepayments.  All prepayment amounts and other amounts received on
         -----------
account of any System, Assigned Rights or Customer Guaranty repurchased by payments under this Section 9A, or under any related Contract must be paid to SBCC by Viisage upon Viisage's receipt thereof. Such amounts will be applied in inverse order against the periodic payments for such System.

10.  UPGRADES; FIRST OPPORTUNITY; DISPLACEMENTS.
     ------------------------------------------

     (a) First Opportunity.  Whenever a Customer wishes to upgrade any
         -----------------
components of a System to a different capacity or model number (an "Upgrade"),
                                                                    -------
or wishes to add any separately identifiable additional Equipment or Software to a System (an "Add-On") which will result in additional Payments to become due
              ------
under the Contract, Viisage will provide SBCC with the first opportunity to, and SBCC may, in its sole discretion, purchase the Upgrade or Add-On and any Payments and/or Assigned Rights arising from the lease or financing thereof (which may, with SBCC's consent, be in the form of an amendment to or replacement of the original Contract). If SBCC declines to make such purchase, Viisage may, at its election, either (i) repurchase the existing System and Payments by paying SBCC the Termination Amount, without any prepayment fee, or
(ii) fund the applicable Upgrade or Add-On itself or from funding sources other than SBCC (provided that in so doing, none of the eligibility conditions with respect to the System owned by SBCC are violated and Viisage does not breach any duty or agreement hereunder or under any Assignment). Upon receipt of such payment from Viisage, SBCC will reassign all of its right, title and interest in the System, any unpaid Payments due thereunder, and any related Assigned Rights, without recourse to and without representations or warranties by SBCC of any kind whatsoever, except that SBCC shall represent and warrant that it has not granted or conveyed any interest therein to any third party (other than interests that have been fully and finally released).

     (b) No Displacements.  Viisage agrees that it will not, without SBCC's
         ----------------
written consent, solicit, counsel, offer or encourage any Customer to replace, reconfigure or consolidate System components in such a manner that existing System components are replaced or rendered surplus to the ordinary operation of the existing System.

11.  REMARKETING.
     -----------

     (a)  Appointment, Priority.  SBCC hereby appoints Viisage as its sole
          ---------------------
agent, to Remarket Systems purchased by SBCC for a term commencing with the date of this Agreement and continuing until all of the Systems subject to Remarketing are sold to the then Customer or other end user, and the provisions of this Section will apply with respect to the Remarketing of Systems during such term. The terms "Remarket" or "Remarketing" as used herein will mean the
                       --------      -----------
re-lease, rental, lease and sale of Systems as provided in this Section, on prices, terms and conditions acceptable to SBCC and consistent with Viisage's business practice. Viisage shall use its best commercially reasonable efforts to Remarket Systems. No priority is required to be given

                                    17 of 30
by Viisage to Remarket Systems owned by SBCC, but Viisage shall not discriminate against SBCC in favor of any comparable Systems or components, or upgrades owned, managed or remarketed by Viisage. Viisage will not replace any System component owned by SBCC with components owned by Viisage or any other third party that performs substantially the same functions as SBCC's related System components (e.g. no "like for like" replacements). Viisage's Remarketing duties shall, unless terminated earlier by SBCC in accordance with Section 11(k), be effective with respect to each System and its components until the Termination Amount with respect to such System has been reduced to zero or, if earlier, the System has been finally disposed of.

     (b)  Reporting.  For any period beginning after December 31, 1996, Viisage
          ---------
will provide periodic market reports to SBCC, which will be prepared to the best of Viisage's knowledge and will show summaries of market information for goods comparable to any Systems which were offered, represented, sold or brokered by Viisage during the previous period. Such reports will be considered confidential and covered by that certain confidentiality agreement dated as of October 11, 1995, between SBCC and Viisage. Viisage also will provide to SBCC, within 30 days after the end of any month in which Remarketing has been conducted, a monthly Remarketing report, which will cover in detail a listing of Systems which became Off-Lease and Systems or items which were Remarketed during the prior month.

     (c) Remarketing to Existing Customers.  If provided for under the
         ---------------------------------
Assignment related to a System, Viisage may agree to extensions and/or renewals of the term of the Contract with the Customer thereunder. Any such extension or renewal must be entered into and become effective prior to the time that the System becomes Off-Lease and the periodic payments required to be paid by the Customer on account of the extension or renewal must equal or exceed the amount specified in the Assignment as the Renewal Rental Amount. If any such renewal or extension is entered into, all rent and other proceeds of Remarketing, net of sales, use, property, excise, ad valorem, or similar taxes shall be SBCC's property, and shall be remitted to SBCC, provided however, that Viisage may
                                         ----------------
retain any Payments which are in excess of the Renewal Rental Amounts required to be paid to SBCC.

     (d) Off-Lease Systems, Duties.  At such time as a System ceases to be
         -------------------------
subject to a Contract or any renewal or extension of a Contract, whether due to the expiration or termination of the Contract or after a default by the Customer, the System covered by such Contract or agreement will be deemed "Off-
                                                                           ---
Lease" and Viisage will diligently perform the following Remarketing services
-----
with respect to each such item of the System:

          (i) Take possession of Off-Lease Equipment and/or Software as it becomes Off-Lease and exercise such of the lessor's or vendor's remedies under the appropriate Contract as SBCC may request.

          (ii) Transport, store, refurbish, insure, perform such service and repairs as necessary to place the System in proper working order and otherwise perform such duties as set forth in Section 11(d);

                                    18 of 30

          (iii) Certify the System components to the Remarketing lessee or purchaser for inclusion under the manufacturer's standard maintenance policy for equipment of like kind if available to the commercial market;

          (iv) Seek new rental customers or purchasers for the System and/or the components thereof (including, but not limited to, arranging for the transportation, storage, maintenance and installation of the System, re-licensing the Software components of the System, and making available to any lessee, purchaser or user such operating and other Software, service, and maintenance, spare parts, and training as necessary).

     (e) Removal, Refurbishing.  Viisage's refurbishment duties for Off-Lease
         ---------------------
Systems shall include, but are not limited to, a duty to return the Equipment to an attractive appearance suitable for Remarketing, and a duty to cause the Off-Lease Systems to perform in accordance with applicable product and certification specifications for a System of the same model, version or release. Viisage shall refurbish Off-Lease Systems on a schedule sufficient to make items of refurbished Systems available to satisfy orders for Equipment or Systems of the same type as the same are received by SBCC or Viisage. Upon the re-lease or sale of any System or component of a System (whether Off-Lease or subject to extensions or renewals of an existing Contract), Viisage shall, at no additional charge, re-license any Software used in connection with the transferred Equipment to the purchaser, lessee or user of such Equipment for the full term of use of such Equipment and shall install or cause to be installed, such System at the lessee or purchaser's place of business. Viisage shall also, subject to SBCC's prior approval, (i) update Systems (in accordance with Viisage's standard service procedures for said Equipment) to incorporate changes or new version releases of Software and/or microcode which affects the System's value, compatibility, performance, ability to be upgraded, or ability to accept interchangeable parts in the same manner Viisage does for other comparable equipment, and (ii) provide all engineering changes made to substantially all other Equipment of the same model. SBCC shall not pay greater charges for products and services covered under Sections 11 (d) and 11(e) than Viisage's reasonable and customary charges for any such services and products for Systems similar to such System..

     (f) Terms of Remarketing.  Subject to the provisions of Section 11(c), any
         --------------------
proposed Remarketing of a System will be with parties and upon terms (including but not limited to price or rental term) and conditions satisfactory to SBCC in its discretion. Viisage will transmit to SBCC for approval:

          (i) The identity of those prospective lessees, users or purchasers who are considered reasonable prospects to lease or purchase Systems, setting forth the name (and address if reasonably available) of each such party;

          (ii) A copy of each proposed lease, renewal, extension or contract for the sale of the System, as the case may be, together with a copy of any other agreement that may exist or be under consideration between Viisage and each proposed lessee, user or purchaser, as the case may be, relating to the System or the leasing or sale thereof; and

                                    19 of 30

          (iii) Sufficient credit information (as may be reasonably requested by SBCC and which can be reasonably provided by Viisage) with respect to each proposed lessee, user or installment purchaser to enable SBCC to make an informed judgment as to the prospective lessee's, user's or purchaser's creditworthiness, it being understood that any such information will be provided without any warranty as to the accuracy of such information.

     SBCC will notify Viisage in writing of its approval of any Remarketing transaction proposed by Viisage. If such approval is not given prior to the seventh (7) business day after SBCC receives the information, SBCC will be deemed to have not approved the proposed transaction.

     (g) Documentation.  Upon the Remarketing of any System or portion of a
         -------------
System, Viisage will promptly deliver to SBCC, in the case of a cash sale, the executed contract for the sale of the Equipment and all other documents effecting or evidencing such sale, and the collected sale proceeds, and, in the case of a re-lease, installment sale or other arrangement, Viisage will promptly deliver:

          (i) Each assignable original executed lease or document of extension or renewal with respect to the System;

          (ii) All other documents, including executed financing statements in appropriate form for filing and releases of any liens, necessary or appropriate to evidence and record SBCC's title and interest in the System, all moneys due with respect to the System, and rights under all contracts and agreements concerning the System, and all proceeds of all of the foregoing;

          (iii) An executed assignment to SBCC of each lease or extension, renewal agreement or Remarketing document;

          (iv) If the re-lease is not to an existing Customer, an installation certificate to the effect that such System has been installed and is ready for use by the lessee or user; and a letter to each lessee from Viisage and signed by an authorized representative of Viisage notifying such lessee of the assignment to SBCC of Viisage's rights under the lease or agreement.

     (h) Rates.  In establishing rental or sales rates for Remarketing (except
         -----
as provided in Section 11(c), Viisage shall apply rates that, in its best commercial judgment, are the reasonable commercially available rates obtainable for Systems of the same type. Viisage shall not offer any credits or discounts to lessees or purchasers of Off-Lease stems not normally granted to like customers.

     (i) Remarketing Proceeds.  All proceeds of any Remarketing, net of sales,
         --------------------
use, property, excise, ad valorem, or similar taxes ("Remarketing Proceeds")
                                                      --------------------
shall be SBCC's property and shall, except as provided under Section 11(c), if received by Viisage, be immediately remitted

                                    20 of 30
to SBCC by Viisage, in the form in which they were received. Except for Systems Remarketed pursuant to Section 11(c), Viisage will be entitled to retain out of Remarketing Proceeds for any System the amount of Viisage's direct costs of Remarketing for such System (including sales commissions) up to five percent (5%) of the original purchase price paid by SBCC for such System, plus (ii) such of Viisage's documented direct costs as have been approved by SBCC and incurred in connection with the services covered under Section 11(d) and Section11(e). Viisage will not be entitled to any additional Remarketing Proceeds except as provided under Section 11(m) or as otherwise agreed by SBCC in writing.

     (j) Communications With Customers.  SBCC may communicate directly with
         -----------------------------
existing or prospective Customers, lessees or users of Systems if Viisage fails to perform any of its Remarketing duties with respect to the System.

     (k) Brokers; Termination of Remarketing.  With respect to any Off-Lease
         -----------------------------------
System and with prior notice to Viisage, SBCC may arrange sales to brokers or dealers. If SBCC arranges a sale of any such System and notifies Viisage before Viisage Remarkets such System to an end-user, SBCC will be free to conclude such sale. Further, if any item of a System subject to Remarketing due to the occurrence of a Customer default is Off-Lease for a period of ninety (90) days or more, or if any item of a System subject to Remarketing due to any other reason is Off-Lease for a period of ninety (90) days or more, SBCC may, upon ten
(10) days prior written notice, notify Viisage of SBCC's intention to Remarket such System. If Viisage fails to Remarket the item within such ten (10) days, SBCC or its designee may remarket such System on its own behalf. In the event SBCC arranges a sale of a System or portion thereof to a broker or dealer or undertakes to remarket any System, Viisage shall only be entitled to receive payment of its permitted costs and expenses as provided under Section 11(i). Viisage will not be entitled to any other compensation or residual sharing in connection with the Remarketing of such System and all Remarketing Proceeds will be for SBCC's account. Notwithstanding any sale to a broker or dealer or any undertaking to remarket by SBCC, Viisage agrees that it will make available to SBCC and to any lessee, purchaser or user of a remarketed System or component, at prevailing commercial rates, all services, parts, attachments, maintenance and upgrades as it generally makes available to owners or users of similar Systems or components. Any Software to be remarketed as part of a System by SBCC or by a broker or dealer shall be licensed, at no additional cost, to the end user(s) of the Equipment components of the System. SBCC agrees that it will not Remarket any Systems to any person or entity that is directly engaged in competition with Viisage's digital identification system business

     (l) Overseas Transactions.  If conversion of any System component to a
         ---------------------
different model or modification of the System to allow its use in any country other than the United States is required in connection with any remarketing, Viisage will undertake such conversion, with SBCC's prior written approval, but the cost thereof will be paid by SBCC. SBCC may require that some or all of such Off-Lease System be transported by Viisage to destinations outside the United States. In the event SBCC requests that items be transported outside the United States, then SBCC will be responsible for the costs of such transportation export permits, customs fee and duties.

                                    21 of 30

     (m) Revenue Sharing.  Provided that Viisage continues to Remarket any
         ---------------
System which is subject to this Agreement; after the Termination Amount with respect to such System has been reduced to zero, all Remarketing Proceeds and other proceeds received by SBCC from or on account of such System shall be paid one half to SBCC and one-half to Viisage.

12.  TERMINATION.
     -----------

     This Agreement shall continue in effect until terminated and may be terminated by either party at any time upon thirty (30) days' written notice to the other, provided, however, that all indemnities and all of the rights and obligations of the parties which apply to the Systems, Payments and Assigned Rights assigned and/or approvals and commitments given prior to such termination shall survive such termination.

13.  MISCELLANEOUS.
     -------------

     (a) Costs and Expenses.  Viisage agrees to pay all reasonable costs and
         ------------------
expenses, including reasonable attorneys' and paralegals' fees, expenses and court costs incurred by SBCC in enforcing any of the provisions of this Agreement or in enforcing any of Viisage's obligations under any Assignment

     (b) Waiver of Notice of Customer Default.  Viisage waives further notice of
         ------------------------------------
any Customer Default under any Contract for a System purchased hereunder for which SBCC has undertaken to effect collections under Section 7(f). Viisage further consents and agrees that with regard to any Contract for which Viisage's collection rights have terminated under Section 7(f) hereof, and that, without affecting any of its liabilities or obligations under this Agreement or under any Assignment, SBCC may agree with any Customer as to any modification, alteration, release, compromise, extension, waiver, consent, or other similar or dissimilar indulgence of, or with respect to any Contract.

     (c) Notices.  Any notice under this Agreement shall be in writing and shall
         -------
be delivered in person, by overnight air courier or by United States first class mail, postage prepaid, and addressed:

     (i) if to Viisage, at Viisage's address set forth on the first page of this Agreement, with a copy to Charles J. Johnson, Esq., Finnegan, Hickey, Dinsmoor & Johnson, P.C., 20 Beacon Street, Boston, Massachusetts 02110;

     (ii)  if to SBCC, at One South Wacker Drive, Chicago, Illinois 60606, Attn:
     Senior Credit Officer; and

     (iii) to either party at any other address as such party may, by notice as herein provided, received by the other, designate as its address for all notices under this Agreement.

                                    22 of 30

     (d) Jury; Venue; Jurisdiction.  This Agreement has been delivered for
         -------------------------
acceptance by SBCC in Chicago, Illinois and shall be governed by and construed in accordance with the internal laws of the State of Illinois. VIISAGE AND SBCC
EACH:

          (I)    WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING FROM
                                                 ---
     OR RELATED TO THIS AGREEMENT;

          (II) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN COOK COUNTY, ILLINOIS, OVER ANY ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS AGREEMENT;

          (III) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT VIISAGE MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING;

          (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND

          (V) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST SBCC'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS.

Nothing in this Section shall affect or impair either party's right to serve legal process in any manner permitted by law or to bring any action or proceeding against the other in the courts of any other jurisdiction.

     (e) Successors and Assigns; SBCC's Assignment.  This Agreement shall be
         -----------------------------------------
binding on, and inure to the benefit of, SBCC and Viisage and their respective successors and assigns and contains their entire understanding and agreement with respect to the subject matter of this Agreement. It is understood and agreed that from time to time SBCC may, without notice to Viisage:

          (i) decide that any or all of the purchases pursuant to this Agreement shall be made by one or more of SBCC's affiliates, subsidiaries, or subsidiaries of SBCC's affiliates;

          (ii) assign or transfer all or a part of SBCC's right, title and interest in any Systems, Payments or Assigned Rights and any related rights under this Agreement, to any person; and

          (iii) assign this Agreement in whole or in part and/or assign all or part of SBCC's rights and benefits under this Agreement to one or more of SBCC's affiliates, subsidiaries or subsidiaries of SBCC's affiliates.

                                    23 of 30

If one or more of SBCC's affiliates, subsidiaries or subsidiaries of SBCC's affiliates purchase any Systems, Payments or Assigned Rights, the purchase or purchases shall be made under the terms and conditions of this Agreement. Despite the foregoing, SBCC agrees that it shall not to make any assignment hereunder to any person or entity that is directly engaged in competition with Viisage's digital identification system business.

     (f) Viisage's Assignment.  This Agreement is not assignable by Viisage;
         --------------------
provided, however, that Viisage may assign and delegate all of its rights and obligations hereunder to Viisage Technology, Inc., a Delaware corporation

("Viisage Delaware"), in connection with the transfer of the Viisage Technology
------------------
Division (being Viisage's digital imaging division) by Lau Acquisition Corp. to Viisage Delaware, such transfer to be made in consideration of shares of Viisage Delaware's common stock in a transaction that is intended to qualify under
Section 351 of the Internal Revenue Code of 1986, as amended, provided that (i)
                                                              -------------
Viisage Delaware shall, immediately following completion of the transaction, have assets and liabilities substantially similar to those shown in pro forma financial statements previously disclosed to SBCC, and (ii) the transfer shall be consented to by SBCC. From and after the date of such assignment, Viisage Delaware shall become, and Lau Acquisition Corp. shall cease to be, bound hereunder and under any Assignment or other instrument, document or agreement made or entered into by Viisage in connection herewith, and references herein to Viisage shall be deemed to mean Viisage Delaware. Upon such assignment, Viisage Delaware shall enter such agreements of assumption of this Agreement and shall execute and deliver to SBCC such Uniform Commercial Code financing statements consistent herewith for Systems purchased by SBCC hereunder as SBCC reasonably may request to confirm Viisage Delaware's obligations hereunder.

     (g) Reliance.  All of the covenants, agreements, representations and
         --------
warranties made by Viisage in this Agreement shall, notwithstanding any investigation by SBCC, be deemed material and to have been relied upon by SBCC with respect to each purchase made pursuant to this Agreement.

     (h) Waivers.  SBCC's knowledge of any breach of or non-compliance with any
         -------
of Viisage's duties, agreements, representations or warranties shall not constitute a waiver by SBCC. None of SBCC's rights under this Agreement will be waived except in a writing signed by SBCC and any such waiver will be effective only as to the matters expressly set forth in such writing.

     (i) Illegality.  SBCC's obligation to perform under this Agreement is
         ----------
limited by and subject to any and all applicable laws, rules and regulations. Wherever possible, each provision of this Agreement shall be interpreted as effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. SBCC and Viisage intend to comply with the laws of the State of Illinois, and notwithstanding any provision to the contrary, Viisage shall not be required to pay and SBCC shall not be permitted to collect interest in excess of the maximum amount of interest permitted by law. If any excess interest is determined to have been provided for by a court of competent jurisdiction, then: (i) Viisage shall not be obligated to pay any excess

                                    24 of 30
interest; (ii) any excess interest that SBCC may have received shall be applied against any of Viisage's outstanding obligations or refunded to Viisage; (iii) the interest rate(s) shall be automatically reduced to the maximum lawful rate allowed under applicable law, and this Agreement and any related agreements shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (iv) Viisage shall not have any action against SBCC for any damages arising out of the payment or collection of any excess interest.

14.  DEFINITIONS.
     -----------

     The following terms, wherever used in this Agreement, shall have the meanings given to them in this Section. To the extent applicable, all of the terms shall be determined in accordance with, and each of the components used therein shall be afforded the meaning given under, generally accepted accounting principles consistently applied with respect to prior periods:

     "Add-On" has the meaning given in Section 10(a).
      ------

     "Assigned Rights" with respect to a System means all rights with respect to
      ---------------
the ownership of the System, except as otherwise provided under Section 2(c), including the rights under any Contract related to the System, all rights with respect to any Payments related to the System, rights of enforcement and remedies with respect to any Contract and/or Payments, and all related rights under or with respect to any of the foregoing (whether deemed contract rights, accounts, general intangibles or otherwise).

     "Assignment" has the meaning given in Section 2(a).
      ----------

     "Assumed Residual" means the projected value of a System purchased by SBCC,
      ----------------
as of the end of the projected term or renewal term of the Contract. The Assumed Residual will be determined at the date of purchase and will be shown on the Assignment relating to the System.

     "Contract" means:
      --------

          (i) a non-cancelable lease agreement arising out of a lease of a System or

          (ii) an installment sale contract, other installment payment agreement;

          (iii)  a Per Use Contract;

          (iv) other chattel paper arising out of the sale, provision or financing of a System

     "Credit Default" with respect to any particular Contract or the Customer
      --------------
thereunder means any payment default by such Customer which continues for a period of 90 days, default by the Customer under the terms of the Contract (but not including any default arising solely from the Customer's failure to make Payments), the filing of a voluntary or involuntary bankruptcy petition naming such Customer as debtor thereunder, the commencement of any other insolvency

                                    25 of 30
proceedings by or against such Customer, the failure by such Customer to continue its business or legal existence, the meeting by such Customer with a committee of its creditors, the making of any assignment or the appointment of any receiver for any such Creditor or its property, or any other similar event evidencing an insolvency of or imposing upon or seeking any insolvency relief for such Customer.

     "Customer" means any party obligated with respect to a System other than
      --------
the lessor, provider or vendor of the System covered thereby.

     "Customer Guaranty" means any guaranty given to Viisage (or under which
      -----------------
Viisage has rights) by any person or entity guaranteeing the payment and/or performance of a Contract.

     "Current Maturities of Long Term Debt" for an accounting period means the
      ------------------------------------
sum of the current portions of long term debt, capitalized leases and operating leases due and to become due in such period.

     "Debt to Worth Ratio" shall mean the ratio calculated as Liabilities
      -------------------
divided by Tangible Net Worth.
----------

     "Debt Service Coverage Ratio" shall be determined as of the end of fiscal
      ---------------------------
quarters, and, as of the end of a fiscal quarter, means the ratio calculated as Operating Income for the four quarters ending as of the relevant fiscal quarter divided by the Current Maturities of Long Term Debt for such 12-month period.
----------

     "Discount Rate" for any System means the rate, as of the date of SBCC's
      -------------
purchase, specified as the Discount Rate in Schedule A to this Agreement. Changes to the Discount Rate may be announced by SBCC from time to time and will apply prospectively to purchases made after the announced effective date.

     "EBITDA" shall be determined as of the end of fiscal quarters, and, as of
      ------
the end of a fiscal quarter, means the net income for the four quarters ending as of the relevant fiscal quarter plus the amounts by which gross income was, in determining net income, reduced on account of depreciation, interest, amortization and federal, state and local income tax expenses and/or tax reserves.

     "EBITDA to Interest Ratio" shall be determined as of the end of fiscal
      ------------------------
quarters, and, as of the end of a fiscal quarter, means the ratio calculated as EBITDA for the four quarters ending as of the relevant fiscal quarter divided by
                                                                      ----------
interest expense for such 12-month period.

     "EBITDA to Funded Debt Ratio" shall be determined as of the end of fiscal
      ---------------------------
quarters, and, as of the end of a fiscal quarter, means the ratio calculated as EBITDA for the four quarters ending as of the relevant fiscal quarter, divided
                                                                       -------
by the sum of current and deferred portions of long term debt, capital leases
--
and operating leases for the such 12-month period.

                                    26 of 30

     "Equipment" means digital imaging equipment and/or other goods which are
      ---------
sold or leased by Viisage under a Contract together with all additions, replacements, substitutions, parts, repairs, accessories, accessions or attachments to such property.

     "Interest Coverage Ratio" shall be determined as of the end of fiscal
      -----------------------
quarters, and, as of the end of a fiscal quarter, means the ratio calculated as Operating Income for the four quarters ending as of the relevant fiscal quarter, divided by interest expense for such 12-month period.
----------

     "Liabilities" means all consolidated liabilities, obligations and
      -----------
indebtedness to any person or entity of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed, or otherwise, heretofore, now or hereafter owing, due, or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law, or otherwise. Liabilities specifically includes
(i) all obligations or liabilities of any person or entity that are secured by any lien, claim, encumbrance, or security interest upon property owned by Viisage, even though Viisage has not assumed or become liable for the payment thereof, (ii) all obligations or liabilities created or arising under any lease of real or personal property, or conditional sale or other title retention agreement with respect to property used or acquired, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property, (iii) all unfunded pension fund obligations and liabilities and (iv) deferred taxes.

     "Off-Lease System" has the meaning given in Section 11.
      ----------------

     "Operating Income" shall be determined as of the end of fiscal quarters,
      ----------------
and, as of the end of a fiscal quarter, means net income for the four quarters ending as of the relevant fiscal quarter, plus the amounts by which gross income was, in determining net income, reduced on account of depreciation and amortization

     "Payment" means any payment, whether or not earned by performance,
      -------
receivable by the vendor, lessor or provider on account of any related System purchased by SBCC, including but not limited to all payments receivable under any Contract covering or related to the System.

     "Per-Use Contract" means a Contract under which the Payments to become due
      ----------------
(or some portion of the Payments) will be calculated by multiplying (i) the amount or extent of System usage or production, measured numerically, by (ii) a per-use, per-cycle, per-unit, etc., rate.

     "Prime Rate" means the highest "Prime Rate" of interest quoted, from time
      ----------
to time, by The Wall Street Journal.  If The Wall Street Journal ceases quoting
            -----------------------      -----------------------
a "Prime Rate", "Prime Rate" shall be determined by SBCC in good faith using Statistical Release H.15 (519) published by the Board of Governors of the Federal Reserve System or a comparable index chosen by SBCC. The "Prime Rate" shall change effective on the date of the publication of any change in the applicable index by which such "Prime Rate" is determined.

     "Purchase Price" of a System covered by a Contract shall be computed as of
      --------------
the date of purchase (or, if interim payments of the Purchase Price are made, on the date of the first payment

                                    27 of 30
of any interim payments of the Purchase Price) and shall be an amount equal to the sum of (i) the present value of the Remittance Amounts for the System, calculated using the Discount Rate, plus (ii) the present value of the Assumed Residual of the System calculated using the Residual Discount Rate.

     "Remarket" has the meaning given in Section 11.
      --------

     "Remarketing Proceeds" has the meaning given in Section 11.
      --------------------

     "Remittance Amount" means, with respect to any System for any period of
      -----------------
time, the amount specified in the Assignment applicable to the System as the "Remittance Amount" for such period, plus any prepayments or other amounts received on account of the System, plus any additional amounts then due to SBCC under the Contract or otherwise with respect to the System, plus, for any Remittance Amount which is projected to be paid, but is not paid within ten (10) days after the end of the month in which payment is projected, a monthly late payment amount equal to one percent of the unpaid Remittance Amount as of the end of the preceding month. If the Assignment does not specify a Remittance Amount, the Remittance Amount for a System for a specified period will be an amount determined in good faith to provide to SBCC an internal rate of return on the System's Purchase Price, based on the originally anticipated Contract term, equal to the Discount Rate.

     "Renewal Rental Amount" means, with respect to any particular System
      ---------------------
purchased by SBCC hereunder, the periodic dollar amount to be paid by Viisage to SBCC during Contract renewals and extensions, if any, for such System under
Section 11(c) hereof, which dollar amount shall be specified in the Assignment for such System.

     "Residual Discount Rate" for any System means the rate, as of the date of
      ----------------------
SBCC's purchase, specified as the Residual Discount Rate in Schedule A to this Agreement. Changes to the Residual Discount Rate may be announced by SBCC from time to time and will apply prospectively to purchases made by SBCC after the announced effective date.

     "Services" means design, installation, analysis, testing, monitoring,
      --------
maintenance, development, training, support engineering, consulting or other services taken or to be taken by Viisage, its designees and/or parties other than the Customer under or in connection with a System or Contract.

     "Software" means operating and applications Software products or code used
      --------
in connection with the Equipment comprising a part of a System, together with all upgrades, enhancements or supplements thereto.

     "System" means a digital identification system that is designed, developed
      ------
or implemented by Viisage and that is sold, leased or otherwise made available to a Customer, and includes Equipment, rights to use solutions and Software in connection therewith, and other property which is sold, provided or leased by Viisage, together with all additions, replacements, substitutions, parts, repairs, accessories, accessions or attachments thereto.

                                    28 of 30

     "Tangible Net Worth" shall mean, as of any particular date, the
     -------------------
difference between (a) total assets excluding all values attributable to goodwill, patents, copyrights, trademarks, licenses, prepaid expense, other general intangibles and accounts due from affiliated entities and (b) total liabilities and deferred charges, including as liabilities all guarantees of the indebtedness of affiliated entities.

     "Termination Amount" with respect to any System will be an amount equal to
      ------------------
the sum of (i) the present value of any Remittance Amounts with respect to the System which have not been received by SBCC, calculated using the Discount Rate in effect on the date that the Purchase Price of the System was determined, plus
(ii) the present value of any unpaid Assumed Residual of the System, calculated using the Residual Discount Rate in effect on the date that the Purchase Price for the System was determined plus (iii) the amount of any costs, expenses or sums payable to or recoverable by SBCC with respect to the System and any related Contract.

     "Termination Event" means:  (i) Viisage's failure to timely pay any amount
      -----------------
due under this Agreement or any Assignment, which failure is not remedied within ten (10) business days; (ii) the breach or violation of any duties set forth in
Section 5(d) or 5(e) of this Agreement; (iii) the breach or violation of any other of Viisage's duties set forth in this Agreement or any Assignment, and the continuation thereof for sixty (60) days after written notice from SBCC; (iv) Viisage's insolvency, inability to pay debts as they mature, making of an assignment for the benefit of creditors, or the institution of any proceeding by Viisage alleging that Viisage is insolvent or unable to pay Viisage's debts as they mature, (v) the institution of any proceeding against Viisage alleging that Viisage is insolvent or unable to pay its debts as they mature, which is consented to by Viisage or under which Viisage is adjudicated to be a debtor in a Bankruptcy case, or which is not withdrawn or dismissed within one hundred eighty (180) days after its institution; or (vi) with respect to the affected Contract only, the default, breach or violation of the Contract by any Customer.

     "Upgrade" has the meaning given in Section 10(a).
      -------


     IN WITNESS WHEREOF, SBCC and Viisage have executed this Purchase Agreement effective as of September 12, 1996.


                    SANWA BUSINESS CREDIT CORPORATION ("SBCC")

                    By: /s/ Tom McGlinch
                       ___________________________________________
                    Title: Vice President, Vendor Finance Division
                          ________________________________________

                    LAU ACQUISITION CORP. ("VIISAGE")

                    By: /s/ William A. Marshall
                       ___________________________________________
                    Title: CFO, Viisage
                          ________________________________________

                                    29 of 30

Attachments:
     Schedule A
     Exhibit A (form of Assignment)
     Exhibit B(form of notification letter)

                                    30 of 30